Exhibit 99.1

NEWS

One Horizon Group Reports Second Quarter 2018 Results

and Provides Business Update

LONDON, August 21, 2018 – One Horizon Group, Inc. (NASDAQ: OHGI) on Friday, August 17, 2018, reported financial results for the second quarter ended June 30, 2018.

In the second quarter, OHGI’s overall business rose 7% compared to the quarter ended March 31, 2018. The digital experience and media content and music divisions (the “Entertainment Division”), Love Media House and 123Wish, contributed $192,000 of the $294,000 total revenue. The software division, Horizon Secure Messaging and Banana Whale Studios – gaming software, (the “Software Division”) contributed $102,000. Banana Whale achieved its revenue targets for May and June 2018 as set out in the management forecast reviewed at the time of its acquisition.

“This was a quarter where we were integrating the companies that we acquired during the last six months into our overall framework as we work towards meeting our stated goals to substantially increase revenue on a year-over-year basis,” said Martin Ward, CFO of One Horizon Group. “We expect that next quarter the Entertainment Division will increase revenues by approximately 30% and the Software Division will increase revenues by at least 45% percent. The total revenue for OHGI should show growth of more than 36% not including revenue from other transactions and new business that we expect to realize in the third quarter, which could yield substantially stronger combined results.”

“I am pleased with the overall growth of our business and the contribution of each of our subsidiaries,” said Mark White, Founder and CEO of One Horizon Group. “We have nearly completed our due diligence on Browning Productions & Entertainment and expect to enter into an extension of the Term Sheet this week as we contemplate the possibility of closing this transaction later in the current quarter. In addition, this quarter will be the first where we will be entering into large-scale transactions to provide access to our 123Wish platform on a white-label basis to highly recognizable consumer brands; we are enthusiastic about the revenue potential based on licensing agreements and the closing of any one of these deals will be hugely beneficial to the financial picture of our Company.”

“I would like to add that based on the growth of our business and our visibility, it is our view that we are currently highly undervalued from a market capitalization perspective and that a near term market value of our common shares of not less than $50 million would be more in line with our current and prospective business,” said White. “We are hopeful that after we are able to share additional updates with our shareholders and the market at large, that we will not need to perform a reverse split in order to maintain compliance with NASDAQ listing standards.”

Safe Harbor Statement

This news release may contain “forward-looking” statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, the uncertainty of consumer demand for the Company’s products, as well as additional risks and uncertainties that are identified and described in the Company’s SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

About One Horizon Group, Inc.

One Horizon Group, Inc. (NASDAQ: OHGI) is a media and digital technology acquisition and software company, which owns Love Media House, a full-service music production, artist representation and digital media business, Horizon Secure Messaging, an Asia-based secure messaging business, and Banana Whale Studios, a gaming software development company. OHGI also holds a majority interest in 123Wish, a subscription-based, experience marketplace. For more information, please visit http://www.onehorizoninc.com

Darrow Associates Contacts for OHGI

Bernie Kilkelly/Jordan Darrow
(516) 236-7007
bkilkelly@darrowir.com